Exhibit 10.39

IRREVOCABLE PROXY

1.                                       Health Holdings & Botanicals, LLC, a limited liability company organized under the laws of the State of California (“HHB”), and a stockholder of Naturade, Inc., a Delaware corporation (the “Company”), hereby irrevocably appoints and constitutes Westgate Group, LLC (“Westgate Group”), as general partner of Westgate Equity Partners (the “Proxyholder”), the attorney and proxy of HHB, to the full extent of HHB’s rights with respect to the number of shares of the common stock, par value $0.0001 per share, of the Company (the “Common Stock”) beneficially owned by HHB set forth in Paragraph 2 below, together with any and all other shares issued or issuable after the date of this Proxy with respect thereof, from the time of a Triggering Event as defined in Paragraph 7 below until a Termination Event as defined in Paragraph 8 below.  On the execution of this Proxy, all prior proxies given by HHB with respect to the Proxy Shares (as defined below) are hereby revoked, and no subsequent proxies with respect to the Proxy Shares will be given until a Termination Event occurs.

2.                                       This Proxy entitles the Proxyholder to vote the number of shares of Common Stock (the “Proxy Shares”) equal to 1.041 times the number of New Option Shares (as defined below) that are issued and outstanding on the date of any voting event set forth in Paragraph 5.

3.                                       “New Option Shares” shall mean, up to a maximum of 1,250,000 shares (as adjusted for splits, reverse splits, stock dividends and similar changes in capitalization), the shares of Common Stock issued on the exercise of options to purchase Common Stock granted by the Company on or after January 2, 2002 (except for options to purchase shares subject to cancelled or terminated options that were originally issued before January 2, 2002, in accordance with the proviso to Section 7.14 of the Securities Purchase Agreement dated as of December 20, 2001 among Westgate, the Company and HHB (the “Purchase Agreement”)).  The number of New Option Shares outstanding shall be deemed to be 1,250,000 unless the Proxyholder receives evidence to the contrary, which evidence may be a certificate of the secretary of the Company or of the Company’s transfer agent, a statement made in a report or proxy statement filed with the Securities and Exchange Commission, or other evidence reasonably acceptable to Westgate.

4.                                       This Proxy is irrevocable to the full extent permitted by law and is coupled with an interest.

5.                                       The Proxyholder will be empowered, at any time after a Triggering Event and prior to a Termination Event, to exercise all voting rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) over the Proxy Shares at every annual or special meeting of the stockholders of the Company and at every continuation or adjournment thereof, and on every action or approval by written consent of the stockholders of the Company in lieu of any such meeting, and to vote the Proxy Shares in a manner determined by the Proxyholder in its exclusive discretion.

6.                                       HHB will not exercise, vote or attempt to exercise or vote the Proxy Shares after a Triggering Event.

7.                                       A “Triggering Event” is the delivery by Westgate to the Company, with a copy to HHB, of its notice to exercise in full (or, if a portion thereof has theretofore been exercised, its notice to exercise the remaining portion thereof) the Westgate Warrants together with its delivery to the Company of the exercise price therefor as provided in the Westgate Warrants.  As used herein, “Westgate Warrants” means the warrants to purchase 33,641,548 shares of Series B Convertible Preferred Stock purchased by Westgate pursuant to the Securities Purchase Agreement (the “Westgate Warrants”).

8.                                       Any of the following events shall constitute a “Termination Event”:

(a)                                  January 1, 2005, unless prior to that date Westgate has exercised all of the Westgate Warrants in full.

(b)                                 The sale or transfer by Westgate of any of (i) the Westgate Warrants, (ii) the shares of Series B Convertible Preferred Stock purchased pursuant to the Purchase Agreement or the exercise of the Westgate Warrants, or (iii) the Common Stock issued on conversion of Series B Convertible Preferred Stock, except a transfer to an affiliate of Westgate, as the term “affiliate” is defined in Rule 405 under the Securities Exchange Act of 1933.

(c)                                  The consummation of a merger or other business combination transaction involving the Company, except (i) a transaction exclusively to change the Company’s state of organization or form of organization in which the stockholders of the surviving entity are identical to the stockholders of the Company, or (ii) a transaction in which the Company survives, Westgate continues as a stockholder, and the Company does not issue additional shares of voting securities.

(d)                                 The issuance by the Company (subject to the consent of Westgate required under Section 7.1.4 of the Purchase Agreement and the consent of a majority of the Series B Preferred Stock required under Article B(2) of the Certificate of Designation of the Series B Convertible Preferred Stock) of additional voting securities or securities convertible into voting securities (excluding for purposes of this paragraph the New Option Shares and any shares of Common Stock issued upon conversion in whole or in part of (i) the  Convertible Secured Promissory Note dated October 31, 2000, payable (with accrued interest) to Howard Shao, in the original principal amount of $100,000,  (ii) the Convertible Secured Promissory Note dated November 30, 2000, payable (with accrued interest) to Howard Shao, in the original principal amount of $100,000, and (iii) the Convertible Secured Promissory Note dated September 12, 2001, in the principal amount of $50,000, payable to David Weil), in an amount that would reduce Westgate’s total voting power, after giving effect to the shares of Series B Convertible Preferred Stock originally sold in the Purchase Agreement and issuable under the Westgate Warrants, and including the voting power over the Proxy Shares, below a majority of the Common

Stock issued and outstanding after the conversion of all other convertible securities, options, warrants and rights outstanding after the issuance of such additional voting securities.

9.                                       Any obligations of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

Dated: April 14, 2003

HEALTH HOLDINGS & BOTANICALS, LLC

	By:	/s/ Lionel Boissiere, Jr.
Lionel P. Boissiere
President